Investor Deck August - September, 2017 Exhibit 99.1

Table of contents Topic Page # Profile 3-8 Net Interest Income and Asset Sensitivity 9-14 Fee Income and Efficiencies 15-20 Balance Sheet 21-27 Credit 28-35 Capital and Liquidity 36-40 Long-term Targets and 2017 Expectations 41-43 Non-GAAP and Forward Looking Statements 44-50 2

Profile 3

Regions aims to be the premier regional financial institution in America Line of Business Coverage Alabama – 206 Louisiana – 99 Arkansas – 77 Mississippi – 119 Florida – 320 Missouri – 55 Georgia – 120 North Carolina – 6 Illinois – 46 South Carolina – 25 Indiana – 51 Tennessee – 211 Iowa – 8 Texas – 72 Kentucky – 11 Ranked 16th Nationally in Total Deposits(2) Corporate Banking Business Capital Capital Markets Dealer Finance Equipment Finance Government/Institutional Specialized Industry Institutional Services Insurance Private Wealth Real Estate Corporate Banking Commercial Banking • • • • • • • • • • • • Branch Locations by State (1) Our banking franchise Birmingham, Alabama (1) Full Service branches as of 6/30/2017 (2) Source: SNL Financial as of 06/30/2016 4

Strength of our markets 5 Market Rank in Core States 78% of total deposits are in our core states Alabama - Mississippi - Florida Louisiana - Tennessee - Arkansas 78% High Market Share, High Growth Markets Source: SNL Financial As of 6/30/2016 FDIC summary 6

Strength of our markets - our 15 state footprint 6 1. Source: Bureau of Labor Statistics through March 2017; Data pulled May 2, 20172. Source: Auto Alliance; Data ; Data pulled May 2, 2017 3. Source: Automotive News Light Vehicle Production by state for 2016 4. Source: Based on Total Domestic Shipping Tonnage by state; U.S. Army Corps of Engineers, as of 2015 5. Bureau of Economic Analysis; non-durable goods is as a percent of the non-durable good subcomponent of gdp, as of 2015 Of all new jobs created in the US since 2009 were in our footprint(1) Of all US automotive employment is in our footprint(2) Of all US light vehicle production is within our footprint(3) Of all US port trade tonnage(4) traveling through ports in our footprint Of non-durable goods manufacturing occurs in our footprint(5) Of the total US GDP is within our footprint(5) 61% 50% 36% 43% 44% 58%

Regions receives top honors 7

Strategic initiatives 8

Net Interest Income and Asset Sensitivity 9

Improving net interest income[1] and net interest margin

Net interest income[1] and net interest margin


($ in millions)
$869
$856
$874
$881
$904
3.15%
3.06%
3.16%
3.25%
3.32%
3.01%
2.97%
3.04%
3.11%
3.22%
2Q16
3Q16
4Q16
1Q17
2Q17
Net Interest Income and Other Financing Income (FTE)
Net Interest Margin (RF)
Net Interest Margin (Peer Median)(2)

2Q17 Results and Outlook

- Net interest income[1] (FTE) increased $23 million or 3%, and the net interest margin increased 7 bps
  - Both margin and income benefited from higher interest rates and favorable credit-related interest recoveries
  - One extra day in the quarter benefited net interest income[1] (FTE) by ~$5 million and negatively impacted net interest margin by ~ 2 bps
- NIM continues to outperform and is 10 bps above the peer median at 2Q17
- Expect continued growth in net interest income[1] and expect net interest margin to be stable to up modestly

2017 Guidance - Net interest income[1] growth of 3%-5%

(1) Net interest income and other financing income
(2) Source: SNL Financial; Peer median includes BBT, CFG, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB, ZION

10

REGIONS

Interest rate risk exposure
(as of June 30, 2017)

- Naturally asset sensitive balance sheet poised to benefit from rising interest rates
  - 48% of loans are floating rate, including loan hedges[1]
  - $33B of net contractual floating rate exposure[1][2][3]
  - Middle and long-term sensitivity primarily driven by execution of fixed-rate lending strategies and reinvestment of fixed-rate securities; diminished impact from premium amortization unless rate levels decline substantially
  - Predominantly funded (91%) by deposit franchise, comprised mostly of smaller account, consumer balances; 44% is fixed rate (non-interest bearing or time)
- Loan hedges[1] used at the margin to protect earnings under low rates, while allowing for NII to expand as rates rise
- Deposit betas were roughly 54% through the last cycle and 10% so far this cycle[4], both at the lower end of peers

Portfolio Compositions



Assets
Other 16%
Securities 20%
$125B
Loans 64%
Liabilities
Deposits 91%
$108B
Borrowings 7%
Other 2%
Loans(1)(2)
Fixed 52%
$80B
Floating 48%
Deposits
Time 7%
Non-Interest Bearing Checking 37%
$98B
IB Checking, Money Market & Savings 56%
Wholesale Borrowings(1)
Fixed 50%
$7B
Floating 50%

Contractual Floating Rate Exposure[1][2][3]



($ in billions)
$12.1B
$22.6B
$2.3B
FF/Prime
1M Libor
3M Libor
Assets
$1.9B
$1.9B
FF/Prime
1M Libor
3M Libor
Liabilities
$12.1B
$20.7B
$0.4B
FF/Prime
1M Libor
3M Libor
Net Exposure

1. Including balance sheet hedges ($7.4B receive fixed loan swaps, $1.85B received fixed debt swaps)
2. ARM mortgage loans are included as floating rate loans
3. Excluding deposits, which are primarily management priced
4. Last rising rate cycle measured from 2Q04 – 2Q07; current rising rate cycle measured from 3Q15 – 2Q17

11

REGIONS

Interest rate risk assumptions (as of June 30, 2017) Standard Interest Rate Risk Scenario Assumptions 12 1. Growth expectations exclude the impact of third-party indirect-vehicle portfolio 2. Impacts of stresses to standard shock scenario are applied independently; not cumulative 3. Including balance sheet hedges ($7.4B receive fixed loan swaps, $1.85B received fixed debt swaps) Assumption Sensitivity Analysis (2)(3) ($ in millions)

$57 $8 $28 $3 2Q16 3Q16 4Q16 1Q17 2Q17 18 18 18 19 19 17 $35 17 $35 18 $36 17 $36 17 $36 Interest Bearing Deposits by Customer Type(1) ($ in billions) Non-Interest Bearing Deposits by Customer Type(1) ($ in billions) Other Segment Deposit advantage Deposits by Customer Type(1) (Retail vs. Business) • Retail deposits consist of consumer and private wealth accounts and represent 67% of total deposits • Business deposits consist of corporate, institutional and other accounts and represent 33% of total deposits • 37% of total average 2Q17 deposits are non-interest bearing deposits • Approximately 44% of our consumer low-cost deposit dollars have been customers for over 10 years • Deposit MSA stratification ◦ ~50% of deposits <1M people ◦ ~35% of deposits <500K people 2Q16 3Q16 4Q16 1Q17 2Q17 44 44 45 46 45 18 $62 19 $63 17 $62 16 $62 16 $61 13 Consumer Segment Private Wealth* Corporate Segment Institutional Trust* $1 * Private Wealth and Institutional Trust deposits are combined into the Wealth Management Segment. (1) Average Balances 2Q17, ($ in billions)

Deposit composition and pricing (as of June 30, 2017) • Regions' predominantly deposit funded balance sheet, which includes an attractive mix of low cost deposits, provides for a competitive funding advantage against the peer set ◦ 91% of liability funding is comprised of deposits, the highest in the peer group ◦ 34% of liability funding is in non-interest bearing accounts, the third highest in the peer group • This advantage is evidenced in the current rising rate cycle through Regions' 10% deposit beta to date versus the peer median of 14% Interest bearing deposit betas Deposit funding composition Peers include: BBT, CFG, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB, ZION14 Peer median = 14.2% Peer median = 4.5b ps Peer median = 86% Peer median = 26%

Fee Income and Efficiencies 15

Capital markets Mortgage income Other Wealth management income Card and ATM fees Service charges on deposit accounts Selected items 2Q16 3Q16 4Q16 1Q17 2Q17 38 42 31 32 38 46 46 43 41 40 68 78 59 56 60 103 107 103 109 108 99 105 103 104 104 166 166 173 168 $510 169 6 $526 55 $599 10 $522 6 $525 Creating sustainable franchise value (1) Non-GAAP; see appendix for reconciliation ($ in millions) 16 Non-interest income • Non-interest income increased $15 million or 3%; includes the recognition of a $5 million deferred gain associated with the sale of affordable housing residential mortgage loans in 4Q16 (which is adjusted) and negative impact of operating lease impairment charges of $7 million in 2Q17 and $5 million in 1Q17 (which are not adjusted) • Adjusted non-interest income(1) increased $9 million or 2% ◦ Capital markets income increased $6 million due to increased M&A activity and fees from placement of permanent financing for real estate customers ◦ Bank-owned life insurance income, within other non-interest income, increased $3 million due to higher claim benefits ◦ Mortgage income remained relatively stable; purchased rights to service $2.7 billion of mortgage loans in 2Q17 2017 Guidance - Adjusted non-interest income growth of 1%-3% 2Q17 Results and Outlook (1)

Fee revenue by Segment Consumer $287 Wealth $109 Corporate $118 Diversified fee income Note: Excludes Other Segment information of $11mm in 2Q17 ($ in millions) 17 • Service charges are expected to increase through second half of 2017 consistent with growth in checking accounts and households • Card and ATM fee growth is expected to continue consistent with growth in active cards and increased transactions • Mortgage income expected to hold up in spite of lower refinancing volume due to predominance of purchase volume, expanded home loan direct channel, and support from recent servicing purchases Consumer Wealth • Growth in investment management and trust fees offset by modest declines in insurance and investment services income ◦ Wealth management relationships increased 3% QoQ ◦ Assets under management increased 4% QoQ • Growth from prior insurance lift-outs and increases in the number of investment advisors are expected to drive additional growth Corporate • QoQ growth in capital markets driven primarily by fees generated from the the placement of permanent financing for real estate customers and M&A advisory services • Capital markets income is expected to improve throughout the remainder of the year driven by M&A advisory services, loan trading, CMBS, and syndications

Investing in fee income growth initiatives 18 2015-2016 • GreenSky • Fundation • CMBS origination • Regions.com powered by Avant • Mortgage servicing rights acquisitions • Financial consultants • Retail bankers • Insurance lift-outs and acquisitions • M&A advisory ◦ BlackArch acquisition • Multi-family debt placements • Affordable housing ◦ First Sterling acquisition • Treasury platform 2017-2018 • Additional point-of-sale opportunities • Expansion of mortgage home loan direct channel • Additional mortgage servicing rights acquisitions • Loan sales & trading • Fixed income sales & trading • Multi-family debt placements • Grow affordable housing • Enhanced treasury management platform • Insurance acquisitions • De novo branch additions • Digital loan offers • Streamlined digital account opening solutions • Additional retail bankers • Integration of artificial intelligence and personalization to improve customer experience

Non-interest expenses Prudently managing expenses 2Q16 3Q16 4Q16 1Q17 2Q17 889 912 877 872 899 26 $915 22 $934 22 $899 5 $877 10 $909 (1) Non-GAAP; see appendix for reconciliation ($ in millions) Selected Items(1)Adjusted Non-Interest Expense(1) 19 • Expenses increased $32 million or 4%; adjusted expenses(1) increased $27 million or 3% ◦ Salaries and Benefits increased $19 million and included full quarter impact of merit increases and $10 million pension settlement charge (which is not adjusted) ◦ Professional, legal and regulatory increased $6 million due to an increase in legal settlement expense ◦ Furniture & equipment expense increased $5 million associated with capital investment projects and technology initiatives • Adjusted efficiency ratio(1) increased 50 bps to 63.2% and included the pension settlement charge (included in NIE) and operating lease impairment charge (included in NIR); these charges negatively impacted the ratio by 100 bps 2Q17 Results and Outlook 2017 Guidance - Adjusted non-interest expenses 0%-1%; full year efficiency ratio ~62%

Focus on efficiency remains firmly intact 20 Operational Efficiencies Branch and Real Estate Optimization Third-Party Discretionary and Other • Staffing levels decreased approximately 1,300 or 5% since 4Q15 • Universal Banker deployed in all branches allowing for the migration of non-cash transactions away from the teller line • Six Sigma deployed to review and optimize business processes throughout the organization and has resulted in numerous efficiency and cost saving opportunities • Certain organizational units have been realigned to better achieve efficiencies • Realignment of incentive programs • Total square footage has declined by over 5% since 4Q15 • Consolidated or announced plans to consolidate 160 branches since 4Q15, accelerating our original commitment to consolidate at least 150 branches by year end 2018 • Ongoing efforts to evaluate additional opportunities to consolidate branches and optimize square footage • Eliminated or reduced office space by consolidating corporate locations into high volume workspaces • Renegotiation or cancellation of third party agreements • Curtailment of discretionary expenses (i.e. travel and entertainment, conferences, etc.)

Balance Sheet 21

Average loans and leases 2Q16 3Q16 4Q16 1Q17 2Q17 $82.0 $81.3 $80.6 $80.2 $80.1 Prudently managing loans ($ in billions) 22 • Average loan and lease balances remain relatively stable • Total new and renewed loan production increased 46% • Average consumer lending portfolio declined $87 million ◦ Continued to experience loan growth in residential mortgage, home equity loans, indirect-other, and direct lending categories ◦ Impacted by decision to exit third-party arrangement within the indirect-vehicle portfolio and continued declines in home equity lines of credit • Average Business lending portfolio increased $19 million ◦ Growth in commercial and industrial partially offset by declines in owner-occupied commercial real estate and investor real estate construction loans 2Q17 Results and Outlook 2017 Guidance - Excluding the impact of the third-party indirect-vehicle portfolio, full-year average loans are expected to be flat to slightly down compared to the prior year. Expect modest loan growth on a sequential linked-quarter basis throughout the rest of 2017.

Consumer lending Mortgage $13.6 Indirect-Vehicles $2.1 Indirect-Vehicles Third-Party $1.6 Indirect-Other $1.0 Home Equity $10.5 Credit Card $1.2 Other $1.1 Average consumer loans ($ in billions) 23 • Consumer lending remained relatively flat ◦ Consumer production increased 22%, offset by the decision to exit a third-party arrangement within the indirect-vehicle portfolio ▪ Excluding the run-off in the indirect vehicle portfolio average consumer loans increased $140 million over 1Q17 ◦ Purchased approximately $138 million of unsecured consumer loans at the end of 2Q17, included in indirect-other consumer lending portfolio; no impact on 2Q17 average balances ◦ Average home equity lines of credit continue to decline faster than growth in home equity loans • Expect growth in second half of 2017 from residential mortgage, home equity loans, consumer credit card, indirect- other and direct consumer categories ◦ Regions' mortgage production is weighted heavily to purchase, and the contribution from online home loan direct channel is expected to increase helping to offset lower refinancing activity ◦ Full-year average decline from third-party indirect vehicle portfolio expected between $500-$600 million 2Q17 Results and Outlook 2Q16 3Q16 4Q16 1Q17 2Q17 $30.8 $31.1 $31.4 $31.2 $31.1 $31.1B

Average business loans Business lending ($ in billions) 24 • Business lending remained relatively stable with continued focus on improving risk-adjusted returns and reducing exposures ◦ Commercial lending production increased 53% over 1Q17 while line utilization increased 20bps and commitments for new loans increased $700 million ◦ Growth in average commercial and industrial loans driven by new or expanded relationships in government and institutional banking, asset-based lending, financial services and the real estate investment trust portfolios ◦ Growth offset by intentional reduction of exposure in certain areas ▪ Direct energy decreased 3%, medical office building decreased 12% ▪ IRE construction loans decreased $41 million due in part to ongoing diversification efforts • Expect to maintain the momentum experienced in 2Q17 through the second half of the year; future growth driven in part by the technology & defense, financial services, power & utilities and asset-based lending portfolios 2Q17 Results and Outlook Commercial and industrial $35.6 CRE Mortgage - OO $6.6 CRE Construction - OO $0.4 IRE - Mortgage $4.2 IRE - Construction $2.2 $49.0B 2Q16 3Q16 4Q16 1Q17 2Q17 $51.1 $50.2 $49.1 $48.9 $49.0

Solid deposit mix

Average deposits by type



($ in billions)
$97.5 $97.9 $98.5 $98.0 $97.5
7.3 7.4 7.5 7.2 7.0
90.2 90.5 91.0 90.8 90.5
2Q16 3Q16 4Q16 1Q17 2Q17
Low-cost deposits
Time deposits + Other

Average deposits by segment



($ in billions)
$97.5 $97.9 $98.5 $98.0 $97.5
3.9 3.8 4.0 3.6 3.3
11.3 10.6 10.2 10.0 9.5
27.6 28.3 28.7 28.2 27.6
54.7 55.2 55.6 56.2 57.1
2Q16 3Q16 4Q16 1Q17 2Q17
Consumer Bank
Corporate Bank
Wealth Management
Other

2Q17 Results and Outlook

- Average deposits decreased $478 million
- Average Consumer deposits increased $890 million or 2%, reflecting the strength of the retail franchise
- Average Corporate deposits decreased $581 million or 2% driven by seasonal decline in public funds deposits
- Average Wealth Management deposits decreased $496 million or 5% as a result of ongoing strategic reductions of certain collateralized deposits
- Average Other deposits declined $291 million or 8% primarily due to declines in average retail brokered sweep deposits
- Deposit costs remained low at 15 basis points
- Funding costs remained low at 34 basis points
- Expect continued growth in low-cost consumer deposits will offset the strategic declines in collateralized and brokered deposits in 2017

2017 Guidance - Full year average deposits are expected to be relatively stable with the prior year

25

REGIONS

Securities portfolio 26 • Portfolio is managed within the construct of the overall balance sheet and risk management process • Well constructed and expected to perform well in a variety of economic environments • Supportive of both regulatory and market liquidity objectives • Selective when purchasing MBS - choose loan characteristics that offer prepayment protection while preserving upside in rising rate scenario • Supplement MBS with bullet like assets such as Agency & Non-Agency CMBS and Investment Grade Corporate Bonds • ~4.2yr duration with relatively modest extension risk from current levels Agency/UST 1% Agency MBS 74% Agency CMBS 16% Non-agency CMBS 3% Corporate Bonds 5% Other Credit Related 1% (1) Includes both AFS and HTM securities at 6/30/2017 Securities Portfolio Composition(1) ($ in millions) $25.4B

Historical Debt Profile Unsecured Secured (FHLB) Total Debt as a % of Assets 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3.16 $3.16 2.31 3.06 3.06 3.55 4.15 3.50 3.50 3.50 3.50 3.00 $5.31 4.25 $7.31 5.25 $8.31 4.25 $7.80 4.75 $8.90 2.50 $6.00 4.25 $7.75 2.50 $6.00 3.85 $7.35 2.58% 4.35% 5.85% 6.58% 6.21% 7.04% 4.79% 6.14% 4.81% 5.89% Balance sheet optimization • Regions actively manages its debt profile in response to balance sheet changes and growth dynamics • Actions include tender offers for unsecured issuances as well as active management of FHLB advances • During 2016, repurchased $649 million of 2.00 percent senior notes • At 6/30/17, weighted average interest rate for FHLB advances was 1.1 percent and weighted average of remaining maturities of 0.4 years 27 Note: Balances exclude valuation adjustments on hedged long-term debt and capital lease obligations. ($ in billions)

Credit 28

Stable asset quality

Net charge-offs and ratio

($ in millions)



$72
55
0.35%
17
2Q16
$54
48
0.26%
6
3Q16
$83
69
0.41%
14
4Q16
$100
87
0.51%
13
1Q17
$68
50
0.34%
18
2Q17
Net Charge-Offs (Direct Energy)
Net Charge-Offs (Non-Energy)
Net Charge-Offs ratio

Criticized Business Loans

($ in millions)



$3,664
2,586
1,078
2Q16
$3,742
2,718
1,024
3Q16
$3,612
2,641
971
4Q16
$3,538
2,671
867
1Q17
$3,280
2,525
755
2Q17
Criticized (Direct Energy)
Criticized (Non-Energy)

NPLs and coverage ratio[1]

($ in millions)



$1,025
745
124%
112%
280
2Q16
$1,078
773
123%
104%
305
3Q16
$995
684
138%
110%
311
4Q16
$1,004
694
135%
106%
310
1Q17
$823
556
163%
127%
267
2Q17
NPLs (Non-Energy) (1)
NPLs (Direct Energy)(1)
Coverage Ratio
Coverage excluding Direct Energy(2)

2Q17 Results and Outlook

- Provision for loan losses was $20 million less than net charge-offs primarily attributable to reductions in NPLs, criticized and classified loans across various industries
- Decrease in NPLs driven by broad based improvement in commercial loans; decrease in criticized business loans driven by declines in energy, transportation & warehousing, wholesale goods and other industries
- Allowance for loan losses, as a percent of NPLs, was 127%; excluding direct energy this ratio increased linked quarter from 135%[2] to 163%[2]
- Direct energy charge-offs totaled $18 million for the quarter and $31 million for the year

(1) Excludes loans held for sale
(2) Non-GAAP; see appendix for reconciliation

29

REGIONS

30 Significant improvement in asset quality Net Charge-Offs Non-Performing Loans 4Q 10 4Q 11 4Q 12 4Q 13 4Q 14 4Q 15 4Q 16 $682 $68 $3,160 $823 Net Charge-Offs and NPLs have significantly improved 2Q1 7

Commercial retail lending overview

($ in millions)	Loan Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	# of Clients *
	As of 6/30/17					
REITs	$1,503	$2,797	54%	—	—	27
Investor real estate (IRE)	1,034	1,115	93%	21	2%	356
C&I	1,358	2,480	55%	43	3%	7,204
CRE-OO	662	692	96%	34	5%	1,311
ABL	643	1,735	37%	22	3%	26
Total Retail [1]	$5,200	$8,819	59%	$120	2%	8,924

Total retail

- Approximately $250 million of outstanding balances across the REIT and IRE portfolios relate to shopping malls
- Portfolio exposure to REIT's specializing in enclosed malls consists of a small number of credits, all of which are investment grade
- IRE portfolio is widely distributed, largest tenants typically include 'basic needs' anchors
- C&I retail portfolio is also widely distributed; largest categories include:
  - Motor vehicle & parts dealers ~$450 million outstanding to ~1,100 clients
  - Building materials, garden equipment & supplies ~$200 million outstanding to ~700 clients
  - Non-store retailers ~$170 million outstanding to ~270 clients
  - Less than $65 million outstanding to clothing & accessories
- CRE-OO portfolio consists primarily of small strip malls and convenience stores
- ABL portfolio is collateralized primarily by inventory and accounts receivable
- Generally, well placed retail centers continue to perform well with low vacancy rates
- Regions has not been impacted by recent big name bankruptcies; continue to watch the sector closely
- Securities portfolio includes ~$810 million of post-crisis issued AAA rated CMBS with exposure to retail within the diversified collateral pool; protected with 34% credit enhancement, and losses expected to be de minimis in severely adverse scenario; portfolio also includes ~$83 million in retail related high quality, investment grade corporate bonds

(1) Does not include $28 million of retail related operating leases.
* Represents the number of clients with loan balances outstanding.

31

REGIONS

Energy lending overview

($ in millions)	As of 6/30/17					As of 3/31/17				
	Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized	Loan / Lease Balances	Total Commitments Including Outstanding Balances	% Utilization	$ Criticized	% Criticized
Oilfield services and supply (OFS)	$601	$926	65%	$335	56%	$647	$1,015	64%	$375	58%
Exploration and production (E&P)	678	1,261	54%	388	57%	664	1,298	51%	445	67%
Midstream	519	1,188	44%	13	3%	502	1,152	44%	27	5%
Downstream	81	299	27%	16	20	83	278	30%	16	19%
Other	106	287	37%	3	3%	117	256	46%	3	3
Total direct	1,985	3,961	50%	755	38%	2,013	3,999	50%	866	43%
Indirect	544	994	55%	103	19%	514	913	56%	112	22%
Direct and indirect	2,529	4,955	51%	858	34%	2,527	4,912	51%	978	39%
Operating leases	97	97	—	58	60%	119	119	—	61	51%
Loans held for sale	$1	$1	—	$1	100%	—	—	—	—	—
Total energy	$2,627	$5,053	52%	$917	35%	$2,646	$5,031	53%	$1,039	39%

Total energy

- Total outstandings and commitments declined primarily due to paydowns and payoffs
- Allowance for loan and lease losses was 6.9% of direct energy balances at 6/30/17 vs 6.1% at 3/31/17
- No second lien exposure outstanding within the energy portfolio
- Leveraged loans account for 22% of energy related balances; the majority are Exploration & Production and Midstream
- Energy charge-offs are $18 million for 2Q17 and $31 million for 2017 year to date
- Under a stressed scenario with oil averaging below $25, incremental losses could total $100 million over the next 8 quarters
- Utilization rate has remained between 40-60% since 1Q15
- 13% of direct energy loans are on non-accrual status
- ALLL/NPL excluding direct energy is 163%[(1)]

Note: Securities portfolio contained ~$4MM of high quality, investment grade corporate bonds that are energy related at 6/30/17, unchanged from 3/31/17.
A leveraged relationship is defined as senior cash flow leverage of 3x or total cash flow leverage of 4x except for Midstream Energy which is 6x total cash flow leverage.
(1) Non-GAAP; see appendix for reconciliation

32

REGIONS

Energy lending - Oil Field Services and Exploration & Production detail

Type	As of 6/30/17 ($ in millions)	# of Clients*	Commentary
Marine	$395	8	Sector remains under stress. Approximately 45% of marine outstandings are under contract for remainder of 2017.
Integrated OFS	92	6	Improving conditions for companies servicing onshore activity. Average utilization remains at 30% indicating clients have ample liquidity.
Compression	50	2	Linked to movement of natural gas. Sector is more stable and lower risk than other sectors.
Fluid Management	10	2	Improvement in this sector as rig counts have improved. Exposure is minimal after recent payoffs.
Pre-drilling / Drilling	54	3	Outlook for onshore drillers is improving. Offshore drillers remain stressed; however Regions only has minimal exposure to offshore drillers.
Total Oil Field Services (OFS)	601	21	
Exploration and production (E&P)	678	27**	
Total OFS and E&P	$1,279		

OFS Portfolio

- 47% shared national credit (SNC) loans
- 65% utilization rate compared to 64% in 1Q17
- 83% Non-pass rated (criticized) loans paying as agreed

E&P Portfolio

- Majority of borrowing is senior secured
- 97% shared national credit (SNC) loans
- 54% utilization rate compared to 51% in 1Q17
- 84% Non-pass rated (criticized) loans paying as agreed

*Represents the number of clients that comprise 75% of the loan balances outstanding.
**Represents the number of clients that comprise 90% of the loan balances outstanding.

33

REGIONS

Commercial - Non-Energy, $2,177 Investor Real Estate, $123 Consumer Real Estate Secured, $1,137 Consumer Non-Real Estate Secured, $295 Commercial - Energy (Direct), $417 Loan balances by select states Texas Louisiana Note: Intelligence from our customer assistance program (CAP) reveals no noticeable increase in assistance requests in these markets to date. Commercial - Non- Energy, $4,399 Investor Real Estate, $1,122 Consumer Real Estate Secured, $1,121 Consumer Non-Real Estate Secured, $987 Commercial - Energy(Direct), $1,037 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Houston $46 $39 $245 $69 $17 $416 Dallas 93 31 154 53 31 362 San Antonio — 26 51 41 25 143 Other 9 65 91 3 33 201 Total $148 $161 $541 $166 $106 $1,122 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total Baton Rouge $35 $1 $8 $13 $21 $78 New Orleans 5 5 1 1 6 18 Other 1 5 5 1 15 27 Total $41 $11 $14 $15 $42 $123 $4.1B$8.7B 34

Loan balances by select states Alabama Mississippi Commercial - Non- Energy, $5,069 Investor Real Estate, $275 Consumer Real Estate Secured, $3,586 Consumer Non-Real Estate Secured, $822 Commercial - Non-Energy, $1,445 Investor Real Estate, $130 Consumer Real Estate Secured, $932 Consumer Non-Real Estate Secured, $347 Commercial - Energy (Direct), $38 $2.9B$9.8B Investor Real Estate Balances by City ($ in millions) Office Retail Multi- Family Single Family Other Total Birmingham $14 $21 $5 $19 $23 $82 Huntsville 82 15 5 3 1 106 Mobile / Baldwin County 2 15 3 2 11 33 Other 7 10 18 11 8 54 Total $105 $61 $31 $35 $43 $275 Investor Real Estate Balances by City ($ in millions) Office Retail Multi-Family Single Family Other Total North Mississippi — — — — $80 $80 Jackson/Other 4 5 19 1 3 32 Gulfport / Biloxi / Pascagoula — — 18 — — 18 Total $4 $5 $37 $1 $83 $130 Commercial- Energy (Direct), $11 35

Capital and Liquidity 36

Solid liquidity • Regions has a strong, core funded balance sheet resulting in a low loan- to-deposit ratio • Future debt maturities are manageable and allow for efficient re-financing • Regions’ liquidity policy requires that the holding company maintain at least 18 months coverage of maturities, debt service and other cash needs • Management targets 24 months coverage • Bank wholesale funding requirements will be largely dictated by the relative performance of loan and deposit growth (1) Based on ending balances37 Loan-to-deposit ratio(1) 2Q16 3Q16 4Q16 1Q17 2Q17 84% 82% 81% 80% 82%

Strong capital levels Note: Regions’ CET1 ratio is estimated at 6/30/17. Peer financial data as of 6/30/17 includes BBT, CFG, CMA, FHN, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB and ZION. Source: SNL Financial. 38 Basel III Common Equity Tier 1 Ratio Peer #1 RF Peer #2 Peer #3 Peer #4 Peer #5 Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 12.3 11.5 11.5 11.2 10.8 10.6 10.3 10.3 10.0 10.0 10.0 9.9 9.8 9.7 9.5 Capital Priorities

Capital Returned to Shareholders Dividends Share Repurchases 2014 2015 2016 6/30/17 YTD 247 304 318 162 256 $503 623 $927 839 $1,157 275 $437 Robust capital returns (1) Includes fees associated with open market share repurchases.39 • Remain committed to target CET1 ratio of 9.5 percent based on current risk in our balance sheet • Target dividend payout ratio between 30 and 40 percent over time • Sufficient capital to support organic growth, strategic investments, and a robust return to shareholders • 3Q17 share repurchases through August 3rd totaled $144.9 million ($ in millions) (1)

Solid total shareholder returns Source: Bloomberg Note: Total shareholder return data as of 8/3/2017 Peers include BBT, CFG (Publicly traded as of 2015), CMA, FITB, HBAN, HBHC, KEY, MTB, PNC, SNV, STI, USB, FHN and ZION 40 1 Year RF Peer #1 Peer #2 Peer #3 Peer #4 Peer #5 Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 68.2 67.0 65.3 63.2 59.6 59.0 56.8 46.7 45.1 44.1 43.9 40.3 32.6 27.9 22.7 3 Year Peer #1 Peer #2 Peer #3 Peer #4 Peer #5 RF Peer #6 Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 94.6 70.3 64.4 64.3 60.0 59.6 55.7 55.4 46.0 45.9 45.3 44.3 42.1 36.7 — 5 Year Peer #1 Peer #2 Peer #3 Peer #4 Peer #5 Peer #6 RF Peer #7 Peer #8 Peer #9 Peer #10 Peer #11 Peer #12 Peer #13 Peer #14 240.4 161.9 159.2 148.2 143.4 143.4 135.0 134.4 130.7 117.1 111.1 76.9 75.8 73.7 —

Long-term Targets and 2017 Expectations 41

2017 expectations 42 • Excluding the impact of the third-party indirect-vehicle portfolio, full-year average loans are expected to be flat to slightly down compared to the prior year* • Full year average deposits are expected to be relatively stable with the prior year* • Net interest income and other financing income growth of 3%-5%* • Adjusted non-interest income growth of 1%-3%* • Adjusted expenses 0%-1%; full year efficiency ratio ~62% • Adjusted operating leverage of 2%-4% • Full year effective tax rate expected in the 30%-31% range** • Net charge-offs of 35-50 bps Note: The reconciliation with respect to these forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. * Expectations are unchanged compared to 1Q17, but have been revised since originally announced in 4Q16. ** Expectation revised in 2Q17.

Executing on our strategy 43 Note: The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with the actual non-GAAP reconciliations included in the attached appendix. (1) Non-GAAP; see appendix for reconciliation

Non-GAAP and Forward Looking Statements 44

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio

The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions' business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

($ amounts in millions)		Quarter Ended 6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016	2Q17 vs. 1Q17		2Q17 vs. 2Q16	
ADJUSTED EFFICIENCY AND FEE INCOME RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE-CONTINUING OPERATIONS										
Non-interest expense (GAAP)	A	$ 909	$ 877	$ 899	$ 934	$ 915	$ 32	3.6 %	$ (6)	(0.7)%
Adjustments:										
Professional, legal and regulatory expenses [1]		—	—	—	—	(3)	—	NM	3	(100.0)%
Branch consolidation, property and equipment charges		(7)	(1)	(17)	(5)	(22)	(6)	NM	15	(68.2)%
Loss on early extinguishment of debt		—	—	—	(14)	—	—	NM	—	NM
Salary and employee benefits—severance charges		(3)	(4)	(5)	(3)	(1)	1	(25.0)%	(2)	200.0 %
Adjusted non-interest expense (non-GAAP)	B	$ 899	$ 872	$ 877	$ 912	$ 889	$ 27	3.1 %	$ 10	1.1 %
Net interest income and other financing income (GAAP)		$ 882	$ 859	$ 853	$ 835	$ 848	$ 23	2.7 %	$ 34	4.0 %
Taxable-equivalent adjustment		22	22	21	21	21	—	NM	1	4.8 %
Net interest income and other financing income, taxable-equivalent basis	C	$ 904	$ 881	$ 874	$ 856	$ 869	$ 23	2.6 %	$ 35	4.0 %
Non-interest income (GAAP)	D	$ 525	$ 510	$ 522	$ 599	$ 526	$ 15	2.9 %	$ (1)	(0.2)%
Adjustments:										
Securities (gains) losses, net		(1)	—	(5)	—	(6)	(1)	NM	5	(83.3)%
Insurance proceeds [1]		—	—	—	(47)	—	—	NM	—	NM
Leveraged lease termination gains, net [1]		—	—	—	(8)	—	—	NM	—	NM
Gain on sale of affordable housing residential mortgage loans [1]		(5)	—	(5)	—	—	(5)	NM	(5)	NM
Adjusted non-interest income (non-GAAP)	E	$ 519	$ 510	$ 512	$ 544	$ 520	$ 9	1.8 %	$ (1)	(0.2)%
Total revenue, taxable-equivalent basis	C+D=F	$ 1,429	$ 1,391	$ 1,396	$ 1,455	$ 1,395	$ 38	2.7 %	$ 34	2.4 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	$ 1,423	$ 1,391	$ 1,386	$ 1,400	$ 1,389	$ 32	2.3 %	$ 34	2.4 %
Efficiency ratio (GAAP)	A/F	63.6%	63.1%	64.4%	64.2%	65.6%				
Adjusted efficiency ratio (non-GAAP)	B/G	63.2%	62.7%	63.2%	65.3%	64.0%				
Fee income ratio (GAAP)	D/F	36.8%	36.7%	37.4%	41.2%	37.7%				
Adjusted fee income ratio (non-GAAP)	E/G	36.5%	36.6%	36.9%	38.8%	37.5%				

NM - Not Meaningful

45

REGIONS

Non-GAAP reconciliation: Non-interest income, non-interest expense and efficiency ratio NM - Not Meaningful The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. Management uses this ratio to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the efficiency ratio. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table on the following page presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non- GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. 46

The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. Non-GAAP reconciliation: Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale 47 As of ($ amounts in millions) 6/30/2017 3/31/2017 12/31/2016 9/30/2016 6/30/2016 Allowance for loan losses (GAAP) A $ 1,041 $ 1,061 $ 1,091 $ 1,126 $ 1,151 Less: Direct energy portion 136 123 147 176 226 Adjusted allowance for loan losses (non-GAAP) B $ 905 $ 938 $ 944 $ 950 $ 925 Total non-accrual loans (GAAP) C $ 823 $ 1,004 $ 995 $ 1,078 $ 1,025 Less: Direct energy non-accrual loans 267 310 311 305 280 Adjusted total non-accrual loans (non-GAAP) D $ 556 $ 694 $ 684 $ 773 $ 745 Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP) A/C 1.27x 1.06x 1.10x 1.04x 1.12x Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) B/D 1.63x 1.35x 1.38x 1.23x 1.24x

Non-GAAP reconciliation: YTD return on average tangible stockholders' equity and earnings per common share from continuing operations The tables below present computations of "adjusted net income from continuing operations available to common shareholders," "adjusted return on average tangible common stockholders' equity" and "adjusted earnings per common share from continuing operations," which exclude certain significant items that are included in the financial results presented in accordance with GAAP. Management believes these measures provide a meaningful base for period-to-period comparisons, and will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. These non-GAAP measures also provide analysts and investors certain metrics regarding the progress of the Company in comparison to long-term expected results previously communicated. (1) The total net adjustments to non-interest expense is the summation of the adjustments previously shown on page 26. (2) The total net adjustments to non-interest income is the summation of the adjustments previously shown on page 26. (3) The computation of the income tax impact for adjusted items is based on 38.5%, comprised of the statutory federal rate of 35%, adjusted for applicable state income taxes, net of the related federal tax benefit. The tax adjustment also includes the tax impact from leveraged lease termination gains. (4) On a continuing operations basis. 48

Forward-looking statements This presentation may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The terms “Regions,” the “Company,” “we,” “us” and “our” mean Regions Financial Corporation, a Delaware corporation, and its subsidiaries when or where appropriate. The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The success of our marketing efforts in attracting and retaining customers. 49

• Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • The risks and uncertainties related to our acquisition and integration of other companies. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act. • The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our inability to keep pace with technological changes could result in losing business to competitors. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results. • Other risks identified from time to time in reports that we file with the SEC. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. See also the reports filed with the Securities and Exchange Commission, including the discussion under the “Risk Factors” section of Regions’ Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission and available on its website at www.sec.gov. Forward-looking statements continued 50

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